UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2015
Date of Report

TAPIMMUNE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 N. Laura Street, Suite 2500 Jacksonville, FL	98102
(Address of principal executive offices)	(Zip Code)

(206) 504-7278
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On July 16, 2015, the U.S. Securities and Exchange Commission declared effective Post-Effective Amendment No. 2 to our Registration Statement on Form S-3 on Form S-1.  The Registration Statement registered, among other securities, shares of our common stock underlying Series A Warrants and Series C Warrants.  Between November 30, 2015 and December 9, 2015, holders of the Series A warrants exercised 4,832,000 of the Series A warrants and 892,000 of the Series C Warrants registered under that Registration Statement.  As a result of those exercises:

•
we received approximately $483,200 in cash for the exercise of the Series A Warrants and $446,000 for the exercise of the Series C Warrants (which funds we intend to use for general corporate purposes and working capital) and

•	we issued 5,712,000 shares of common stock, which amounts to approximately 8.1% of all shares outstanding immediately after such issuance.

Item 8.01                      Other Events.

On December 7, 2015, we issued a press release entitled “TapImmune to Present New Data at San Antonio Breast Cancer Symposium on December 10, 2015.” A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 9, 2015, we issued a press release entitled “U.S. Food & Drug Administration Grants Orphan Drug Designation to TapImmune's TPIV 200 in the Treatment of Ovarian Cancer.” A copy of that press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On December 10, 2015, we issued a press release entitled “TapImmune Presents New Data at San Antonio Breast Cancer Symposium Showing Robust Generation of T-Cell Immunity.” A copy of that press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

Exhibit 99.1	Press release entitled “TapImmune to Present New Data at San Antonio Breast Cancer Symposium on December 10, 2015” issued on December 7, 2015

Exhibit 99.2	Press release entitled “U.S. Food & Drug Administration Grants Orphan Drug Designation to TapImmune's TPIV 200 in the Treatment of Ovarian Cancer” issued on December 9, 2015

Exhibit 99.3	Press release entitled “TapImmune Presents New Data at San Antonio Breast Cancer Symposium Showing Robust Generation of T-Cell Immunity” issued on December 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.
Date: December 11, 2015	By: /s/ Glynn Wilson Name: Glynn Wilson Title: Chairman and CEO